UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

SKECHERS U.S.A., INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14429	95-4376145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Manhattan Beach Blvd
Manhattan Beach, California	90266
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 318-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	SKX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 12, 2025, pursuant to that certain Agreement and Plan of Merger, dated as of May 4, 2025 (the “Merger Agreement”), by and among Skechers U.S.A., Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), Beach Acquisition Co Parent, LLC, a Delaware limited liability company (“Parent”), and Beach Acquisition Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”), Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and an indirect subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby, including the Merger, are referred to collectively herein as the “Transaction.” The Buyer Parties are affiliates of investment funds managed by 3G Capital Partners L.P.

Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, each share of Class A common stock of the Company, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock” and together with Class A Common Stock, the “Company Common Stock”) that was outstanding as of immediately prior to the Effective Time (other than any share of Company Common Stock that was (i) (A) held by the Company and its subsidiaries; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect subsidiary of the Buyer Parties as of immediately prior to the Effective Time or (ii) held by any stockholder who neither voted in favor of the Transaction nor consented thereto in writing and has properly and validly exercised his, her or its statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (such shares, the “Dissenting Company Shares”)) was cancelled and extinguished and automatically converted into the right to receive the following consideration (collectively, the “Merger Consideration”), subject to the election mechanics described below:

(a) an amount in cash equal to $63.00, without interest thereon, pursuant to applicable election procedures (the “Cash Election Consideration”); or

(b) an amount in cash equal to $57.00 and one unlisted limited liability company unit of Parent (such unit, the “Parent Unit” and such consideration, subject to proration as set forth in the Merger Agreement, the “Mixed Election Consideration”).

Parent Units

As of the closing, Parent amended and restated its limited liability company agreement (the “Parent A&R LLCA”), which is filed as Exhibit 10.1 hereto and incorporated by reference herein, to provide for, among other things, the issuance of the Parent Units to the holders of Company Common Stock that validly elected to receive the Mixed Election Consideration (subject to proration as set forth in the Merger Agreement) (collectively, the “Legacy Holders”), and 3G Fund VI, L.P., a Cayman Islands exempted limited partnership (“Fund VI”).

Pursuant to the Parent A&R LLCA, the Legacy Holders will, by majority vote of the Parent Units held by such Legacy Holders, elect a representative (the “Legacy Holder Representative”). The Legacy Holder Representative may resign at any time and may be removed by majority vote of the Parent Units held by the Legacy Holders. Any replacement Legacy Member Representative will be elected by majority vote of the Legacy Holders.

Pursuant to the Parent A&R LLCA, the Parent Units have the following rights and are subject to the following restrictions:

(a) the Parent Units held by Legacy Holders are not transferrable (other than transfers (i) to affiliates, (ii) for customary estate-planning purposes, (iii) pursuant to the tag-along or drag-along provisions or (iv) in connection with a liquidity transaction requested by the Legacy Holder Representative);

(b) any attempt to transfer Parent Units by a Legacy Holder in violation of the transfer restrictions set forth in the Parent A&R LLCA will be void and, if intentional, would result in such Legacy Holder’s immediate (i) forfeiture of all of his, her or its Parent Units for no consideration and (ii) removal as a member of Parent;

(c) the Legacy Holders who are (i) former holders of Class B Common Stock or (ii) executive officers or employees above the Senior Vice President level of the Company as of the date of the Merger Agreement and the closing date are subject to non-competition, non-solicitation and no-hire covenants for so long as they remain members of Parent and for 18 months thereafter;

(d) each holder of Parent Units is subject to non-disparagement covenants for so long as such holder remains a member of Parent and for 24 months thereafter;

(e) the Parent Units are subject to customary drag-along rights exercisable by Fund VI in connection with any change of control transaction undertaken by Fund VI with a third party;

(f) holders of the Parent Units have customary preemptive rights and Legacy Holders have customary tag-along rights;

(g) the Legacy Holders are not entitled to any information rights with respect to the books and records or operations of Parent;

(h) the Legacy Holder Representative serves on the board of directors of Parent (“Parent Board”) and is entitled to concurrent access to any information provided to holders of debt securities of Parent or its subsidiaries, including audited and unaudited financial statements of Parent;

(i) five years following the date of the Parent A&R LLCA, the Legacy Holder Representative may request that Parent pursue an initial public offering or change of control that would result in a sale of 100% of Parent Units held by Legacy Holders (subject to and in accordance with the terms of the A&R Parent LLCA); and

(j) consent of the Legacy Holder Representative is required for (i) any amendments to the A&R Parent LLCA which would adversely and disproportionately affect the Legacy Holders, adversely impact any rights or obligations of the Legacy Holders or adversely affect the rights of the Legacy Holder Representative as a director of Parent, (ii) any redemptions, repurchases or recapitalizations of Parent Units (including Class P Units) other than on a pro rata, pari passu basis, (iii) any distributions other than on a pro rata, pari passu basis, (iv) any change of control merger or similar transaction other than on terms that would apply to a drag-along sale and (v) any transactions entered into between Parent and Fund VI or its affiliates (other than, among other things, (A) on an arm’s length basis and in the ordinary course of business approved by the Parent Board, (B) customary arrangements with independent directors, officers and other service providers on arm’s length terms and with Board approval, (C) issuances of equity securities in accordance with the Parent A&R LLCA, (D) customary indemnification and expense reimbursement arrangements or (E) on terms supported by a fairness opinion).

The Parent Units will not be listed, and Parent’s intention is to deregister the Parent Units under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable following the Effective Time. Further details regarding Parent’s capital structure were included in a registration statement on Form S-4/A filed in connection with the Merger and declared effective by the Securities and Exchange Commission (the “SEC”) on August 5, 2025.

Treatment of Company Equity Awards

As of the Effective Time, by virtue of the Merger:

(a) Each restricted stock award whose vesting was only tied to service-vesting conditions (“Company RSA”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Company Common Stock subject to such restricted stock award, subject to any applicable withholding taxes;

(b) Each restricted stock award whose vesting was tied in full or in part to the achievement of performance goals or metrics (“Company PSA”) was cancelled and replaced with a right to receive one Class P Unit (as defined in the A&R Parent LLCA) for each share of Company Common Stock subject to such Company PSA and such award is subject to (A) the same service-based vesting conditions as applicable to the replaced Company PSA and (B) all other terms and conditions as were applicable to the corresponding Company PSAs as of immediately prior to the Effective Time (excluding the performance-based vesting terms and including any accelerated vesting terms upon a qualifying termination of service contained in such Company PSA); and

(c) Each restricted stock unit award, whether vested or unvested, that was outstanding immediately prior to the Effective Time was fully vested, cancelled and automatically converted into the right to receive the Cash Election Consideration for each share of Company Common Stock subject to such restricted stock unit award, subject to any applicable withholding taxes payable in respect thereof.

Performance for the Company PSAs was: (i) with respect to any Company PSAs for which performance was measured based on relative total shareholder return, based on actual performance through the Effective Time (or, if earlier, based on actual performance through the measurement date of such Company PSAs) and (ii) with respect to any Company PSAs for which performance was measured based on earnings per share, based on target performance where the applicable performance period had not ended as of the Effective Time, and otherwise, based on actual performance.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2025, and which is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

Indentures

As previously announced, on July 30, 2025, Beach Acquisition Bidco, LLC, a Delaware limited liability company (the “Issuer”) and indirect parent of the Company entered into (i) an indenture, dated as of July 14, 2025 (the “Secured Notes Indenture”), in connection with the issuance and sale of €1.0 billion in aggregate principal amount of 5.250% Senior Secured Notes due 2032 (the “Senior Secured Notes”) and (ii) an indenture, dated as of July 14, 2025 (the “PIK Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), in connection with the issuance and sale of $2.2 billion in aggregate principal amount of 10.000% / 10.750% Senior PIK Toggle Notes due 2033 (the “Senior PIK Notes” and, together with the Senior Secured Notes, the “Notes”). The Issuer caused to be deposited an amount of cash equal to the aggregate principal amount of Notes (the “Escrowed Proceeds”) into segregated escrow accounts until the date that certain escrow release conditions (the “Escrow Release Conditions”), including the consummation of the Merger, were satisfied. On September 12, 2025, the Escrow Release Conditions were satisfied, and the Escrowed Proceeds were released from the escrow accounts and used to fund a portion of the cash purchase price of the Merger and to pay related fees and expenses (the “Escrow Release”).

In connection with the Merger and upon the Escrow Release, the Company (i) pursuant to a supplemental indenture to the Secured Notes Indenture, dated as of September 12, 2025 (the “Secured Notes Supplemental Indenture”) guaranteed the Secured Notes on a senior secured basis, along with Beach Acquisition Midco, LLC (“Midco”) and each of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the obligations under the Senior Secured Credit Facilities (as defined below), including all material U.S. subsidiaries and certain non-U.S. subsidiaries and (ii) pursuant to a supplemental indenture to the PIK Notes Indenture, dated as of September 12, 2025 (the “PIK Notes Supplemental Indenture”) guaranteed the PIK Notes on a senior unsecured basis, along with each of the Issuer’s existing and future wholly-owned subsidiaries that guarantee the obligations under the Senior Secured Credit Facilities, including all material U.S. subsidiaries and certain non-U.S. subsidiaries who will subsequently join the Senior Secured Credit Facilities.

Credit Agreement

On September 12, 2025, the Issuer, as the borrower, entered into that certain Credit Agreement with Midco, as holdings, the lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the lenders and collateral agent (the “Credit Agreement”), which provides for (i) a $1,555.0 million USD first lien term loan facility and €1,250.0 million Euro first lien term loan facility, for an aggregate USD equivalent of $3,005.0 million (together, the “Term Loan Facility”) and (ii) a $1,600.0 million first lien cash flow revolving facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”). The obligations under the Credit Agreement are guaranteed by the Company and certain other material U.S. subsidiaries and certain non-U.S. subsidiaries of the Company who will subsequently join the Senior Secured Credit Facilities. The Senior Secured Credit Facilities are secured on a first priority basis by substantially all assets of the Company and guarantors (subject to certain exclusions and exceptions).

The Indentures and the Credit Agreement include representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type. The foregoing descriptions of the Credit Agreement and the Indentures do not purport to be complete and are qualified in its entirety by the full text of the Credit Agreement and the Indentures, copies of which are filed herewith as Exhibit 10.2, 10.3 and Exhibit 10.4, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.01 and 5.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

In connection with completion of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on September 12, 2025, that the Merger had been completed and requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock pursuant to Section 12(b) of the Exchange Act.

The Company Common Stock ceased trading on the NYSE effective prior to the opening of trading on September 12, 2025. After effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

Concurrently with the execution of the Merger Agreement on May 4, 2025, the Company entered into a support agreement (the “Support Agreement”) with The Greenberg Family Trust, the Skechers Voting Trust, Robert Greenberg and certain members of the Greenberg family (collectively, the “Greenberg Stockholders”). Pursuant to the Support Agreement, certain Greenberg Stockholders agreed to elect to receive the Mixed Election Consideration in the Transaction pursuant to, and in accordance with, the terms and conditions of the Merger Agreement. Upon the closing, such stockholders received Parent Units, which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act.

The foregoing description of the Support Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2025, and which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each issued and outstanding share of Company Common Stock (other than any share of Company Common Stock that was (i) (A) held by the Company and its subsidiaries; (B) owned by the Buyer Parties; or (C) owned by any direct or indirect subsidiary of the Buyer Parties as of immediately prior to the Effective Time or (ii) a Dissenting Company Share) was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became an indirect subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, (i) certain of the directors of the Company immediately prior to the Effective Time (Katherine Blair, Morton Erlich, Zulema Garcia, Yolanda Macias and Richard Siskind) resigned as directors of the Company, (ii) the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation and (iii) the officers of the Company immediately prior to the Effective Time became the officers of the surviving corporation. None of the resignations were a result, in whole or in part, of any disagreement with the Company or the Company’s management.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the Effective Time, were each amended and restated in its entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report, each of which are incorporated by reference herein.

Item 8.01	Other Events.

On September 12, 2025, the Company and Parent jointly issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are herewith furnished or filed as exhibits to this report:

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of May 4, 2025, by and among Beach Acquisition Co Parent, LLC, Beach Acquisition Merger Sub, Inc. and Skechers U.S.A., Inc. (incorporated by reference to exhibit number 2.1 of the Registrant’s Form 8-K filed on May 5, 2025).

3.1	Third Amended and Restated Certificate of Incorporation of Skechers U.S.A., Inc.

3.2	Amended and Restated Bylaws of Skechers U.S.A., Inc.

10.1*+	Form of Amended and Restated Limited Liability Company Agreement of Beach Acquisition Co Parent, LLC (incorporated by reference to exhibit number 10.1 of the Registrant’s Form 8-K filed on May 5, 2025).

10.2*	Credit Agreement, dated as of September 12, 2025, by and among Beach Acquisition Midco, LLC, as holdings, Beach Acquisition Bidco, LLC, as the borrower, the lenders from time to time party thereto, the issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., in its capacities as administrative agent for the Lenders and collateral agent.

10.3	Indenture, dated as of July 14, 2025, governing Beach Acquisition Bidco, LLC’s 5.250% Senior Secured Notes due 2032, by and among Beach Acquisition Bidco, LLC, as the issuer, U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, U.S. Bank Europe DAC, as registrar and transfer agent and U.S. Bank Europe DAC, UK Branch, as paying agent.

10.4	Indenture, dated as of July 14, 2025, governing Beach Acquisition Bidco, LLC’s 10.000% / 10.750% Senior PIK Toggle Notes due 2033, by and between Beach Acquisition Bidco, LLC, as issuer and U.S. Bank Trust Company, National Association, as trustee.

10.5*+	Support Agreement, dated as of May 4, 2025, by and among the Company, Greenberg Family Trust, the Skechers Voting Trust, Robert Greenberg and members of the Greenberg family (incorporated by reference to exhibit number 10.2 of the Registrant’s Form 8-K filed on May 5, 2025).

99.1	Joint Press Release dated September 12, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

+

Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKECHERS U.S.A., INC.

Date: September 12, 2025	By:	/s/ John Vandemore
	Name:	John Vandemore
	Title:	Chief Financial Officer